EXHIBIT 4.1

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                                RIGHTS AGREEMENT


                                     between


                          AMPCO-PITTSBURGH CORPORATION


                                       and


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.




                         Dated as of September 28, 1998



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                                TABLE OF CONTENTS

Section                                                                     Page
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Section 1.   Certain Definitions...............................................1

Section 2.   Appointment of Rights Agent.......................................6

Section 3.   Issue of Right Certificates.......................................6

Section 4.   Form of Right Certificates........................................8

Section 5.   Countersignature and Registration.................................9

Section 6.   Transfer, Split Up, Combination and Exchange of Right
             Certificates; Mutilated, Destroyed, Lost or Stolen Right
             Certificates......................................................9

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights....10

Section 8.   Cancellation and Destruction of Right Certificates...............12

Section 9.   Reservation and Availability of Series A Shares; Registration....13

Section 10.  Series A Shares Record Date......................................14

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
             Number of Rights.................................................14

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.......23

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
             Earning Power....................................................24

Section 14.  Fractional Rights and Fractional Shares..........................26

Section 15.  Rights of Action.................................................27

Section 16.  Agreement of Right Holders.......................................28

Section 17.  Right Certificate Holder Not Deemed a Shareholder................28

Section 18.  Concerning the Rights Agent......................................29

Section 19.  Merger or Consolidation or Change of Name of Rights Agent........29

                                        i
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Section                                                                     Page
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Section 20.  Duties of Rights Agent...........................................30

Section 21.  Change of Rights Agent...........................................32

Section 22.  Issuance of New Right Certificates...............................33

Section 23.  Redemption.......................................................33

Section 24.  Exchange.........................................................34

Section 25.  Notice of Certain Events.........................................36

Section 26.  Notices..........................................................36

Section 27.  Supplements and Amendments.......................................37

Section 28.  Successors.......................................................38

Section 29.  Determinations and Actions by the Board of Directors.............38

Section 30.  Benefits of this Agreement.......................................39

Section 31.  Severability.....................................................39

Section 32.  Governing Law....................................................40

Section 33.  Consequential Damages............................................40

Section 34.  Counterparts.....................................................40

Section 35.  Descriptive Headings.............................................41

Exhibits

A.    Amended and Restated Statement with Respect to Series A Preference Stock
B.    Form of Right Certificate
C.    Summary of Rights to Purchase Series A Preference Stock

                                       ii
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                                RIGHTS AGREEMENT
                                ----------------

         Rights Agreement, dated as of September 28, 1998, between AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey corporation (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one preference share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on November 2, 1998 (the "Record Date"), each Right representing the right to purchase one one-hundredth (1/100) of a share of Series A Preference Stock, without par value, of the Company ("Series A Preference Stock") having the rights and preferences set forth in the Amended and Restated Certificate of Designations of Preference Stock with respect to the Series A Preference Stock, a copy of which is attached hereto as Exhibit A. The Board of Directors has further authorized the issuance of one Right with respect to each Common Share that shall become outstanding (whether originally issued or delivered from the Company's treasury) after the Record Date and on or prior to the earliest of the Separation Date, the Redemption Date and the Final Expiration Date (each as hereinafter defined).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any wholly-owned Subsidiary of the Company,
(iii) any employee benefit plan of the Company or any Subsidiary of the Company,
(iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v) Louis Berkman ("LB"), The Louis Berkman Company, an Ohio corporation ("LB Co."), or any Affiliate or Associate of LB or LB Co. (but only to the extent that LB, LB Co. and their Affiliates and Associates beneficially own less than thirty percent (30%) of the Common Shares of the Company) or (vi) any Person, together with Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Common Shares, the beneficial ownership of which was acquired by such Person (and the Affiliates and Associates of such Person) pursuant to any action or transaction, or series of related actions or transactions, approved by the Board, upon the affirmative vote of a majority of the Independent Directors, prior to the Separation Date or (B) a reduction in the number
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of issued and outstanding Common Shares pursuant to a transaction or series of related transactions approved by the Board, upon the affirmative vote of a majority of the Independent Directors; provided, however, that in the event that such Person described in this clause (vi) does not become an Acquiring Person by reason of clause (A) or (B) of this clause (vi), such Person nonetheless shall become an Acquiring Person in the event that such Person, together with all Affiliates and Associates of such Person, thereafter acquires beneficial ownership of any additional Common Shares (unless the acquisition of such beneficial ownership would not result in such Person becoming an Acquiring Person by reason of clause (A) or (B) of this clause (vi) without regard to this proviso) and thereafter such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding.

                  (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the Record Date.

                  (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) that such Person or any of such Person's
         Affiliates or Associates, directly or indirectly, now or hereafter owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

                           (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote (except as hereinafter provided) or dispose of, or of which any of them, directly or indirectly, has "beneficial ownership" (as determined pursuant to Rule 13d-3 of the Rules, as in effect on the Record Date) (including, except as hereinafter provided, pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, any security under this paragraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable
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         provisions of the Rules, or (B) is made in connection with, or is otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Rules, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person (or by the Person with whom such Person has made such agreement, arrangement or understanding) on
         Schedule 13D under the Exchange Act (or any comparable or successor report);

                           (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of, or with respect to, acquiring, holding, voting (except as described in the proviso to paragraph (ii) of this paragraph (c)) or disposing of any voting securities of the Company; or

                           (iv) that are, pursuant to the foregoing paragraphs of this paragraph (c), or otherwise (except as set forth in the proviso to paragraph (ii) of this paragraph (c)), deemed to be beneficially owned by a voting trust, voting agent, recipient of a proxy that is not immediately revocable (a "Non- Revocable Proxy") or any other Person to whom such Person (the "Grantor Person") has contributed, conveyed, delegated, given, granted, tendered, transferred or otherwise assigned or conferred (collectively, "given") some or all of the voting rights attributable to the Common Shares of which the Grantor Person (alone or in conjunction with any other Person) is also deemed to be a Beneficial Owner. Solely for purposes of this Agreement, the Grantor Person shall be deemed to be the Beneficial Owner of all Common Shares that such voting trust, voting agent, proxy holder or other Person has the right, by Non-Revocable Proxy, agreement, assignment, tender, grant or otherwise, to exercise some or all of the voting rights attributable thereto, whether or not the Grantor Person shall have contributed or given voting rights that constitute all or less (even substantially less) than all of the voting rights held by the voting trust, voting agent, proxy holder or other Person to whom or to which the Grantor Person has given some or all of the voting rights attributable to Common Shares otherwise beneficially owned by the Grantor Person;

provided, however, that nothing in this paragraph (c) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own" any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

                  (d) "Board" means the Board of Directors of the Company.
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                  (e) "Business Day" shall mean any day other than a Saturday,
Sunday, or a day on which banking institutions in Pittsburgh, Pennsylvania are authorized or obligated by law or executive order to close.

                  (f) "Close of business" on any given date shall mean 5:00 P.M., Pittsburgh, Pennsylvania time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Pittsburgh, Pennsylvania time, on the next succeeding Business Day.

                  (g) "Common Shares" when used with reference to the Company shall mean shares of Common Stock, par value $1.00 per share, of the Company. "Common Shares" or "common shares," when used with reference to any Person other than the Company, shall mean the capital stock of such Person with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of such Person.

                  (h) "Independent Director" shall mean (i) any member of the Board who is not an officer or employee of the Company or of any Subsidiary of the Company and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was a member of the Board prior to the time any Person became an Acquiring Person and (ii) any successor to a member of the Board who was a member of the Board prior to the time any Person became an Acquiring Person, but only if such successor (x) is not an officer or employee of the Company or any Subsidiary of the Company and is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or any such Affiliate or Associate and (y) was recommended for election or elected to succeed such member of the Board by a majority of the Independent Directors then on the Board.

                  (i) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

                  (j) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C).

                  (k) "Section 13(a) Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a).

                  (l) "Series A Shares" shall mean shares of Series A Preference Stock, without par value, of the Company, including any authorized fraction of a Series A Share, unless the context otherwise requires.
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                  (m) "Shares Acquisition Date" shall mean the first date of public announcement (including, without limitation, a report filed pursuant to Section 13(d) or 14(d) under the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

                  (n) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of the voting securities or voting interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (o) "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13(a) Event.

         The following additional terms have the meanings indicated in the specified Sections of this Agreement set forth below:

                   (i)   "Act" -- Section 9(c).
                  (ii)   "Adjustment Shares" -- Section 11(a)(ii).
                 (iii)   "Common Share equivalent" -- Section 11(a)(iii).
                  (iv)   "Current Value" -- Section 11(a)(iii).
                   (v)   "equivalent preference shares" -- Section 11(b).
                  (vi)   "Exchange Act" -- Section 1(b).
                 (vii)   "Extension Date" -- Section 27.
                (viii)   "Final Expiration Date" -- Section 7(a).
                  (ix)   "Non-Revocable Proxy" -- Section 1(c)(iv).
                   (x)   "given" -- Section 1(c)(iv).
                  (xi)   "Grantor Person" -- Section 1(c)(iv).
                 (xii)   "Principal Party" -- Section 13(b).
                (xiii)   "Purchase Price" -- Sections 4(a), 11(a)(ii) and 13(a).
                 (xiv)   "Record Date" --  Preamble.
                  (xv)   "Redemption Date" -- Section 7(a).
                 (xvi)   "Redemption Price" -- Section 23(a)(i).
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                (xvii)   "Rules" -- Section 1(b).
               (xviii)   "Separation Date" -- Section 3(a).
                 (xix)   "Series A Preference Stock" -- Preamble.
                  (xx)   "Spread" -- Section 11(a)(iii).
                 (xxi)   "Springing Right of Redemption" -- Section 23(a)(i).
                (xxii)   "Substitution Period" -- Section 11(a)(iii).
               (xxiii)   "Summary of Rights" -- Section 3(b).
                (xxiv)   "Trading Day" -- Section 11(d)(i).

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Separation Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and agrees to act as Rights Agent under this Agreement. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

         Section 3. Issue of Right Certificates.

                  (a) Until the earlier of (i) the close of business on the twentieth (20th) Business Day (or such later date as may be determined by the Board) following the Shares Acquisition Date or (ii) the close of business on the twentieth (20th) Business Day (or such later date as may be determined by the Board) after the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first commenced within the meaning of Rule 14d-2(a) of the Rules, if upon consummation thereof, such Person would be the Beneficial Owner of twenty percent (20%) or more of the Common Shares then outstanding (the earlier of (i) and (ii) being herein referred to as the "Separation Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Separation Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Separation Date, at the address of
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such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share so held. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Separation Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series A Preference Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Separation Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Separation Date, the Redemption Date or the Final Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares issued after the Record Date but prior to the earliest of the Separation Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN AMPCO-PITTSBURGH CORPORATION AND CHASEMELLON SHAREHOLDER SERVICES, L.L.C. DATED AS OF SEPTEMBER 28, 1998 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF AMPCO-PITTSBURGH CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. AMPCO-PITTSBURGH CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A
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         WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE
         RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

         Section 4. Form of Right Certificates.

                  (a) The Right Certificates (and the forms of election to purchase Series A Shares, exercise notice and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredth (1/100) of a share of Series A Preference Stock as shall be set forth therein at the price per one one-hundredth (1/100) of a Series A Share set forth therein (the "Purchase Price"), but the amount and type of the securities purchasable (or other consideration to be made available) upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Any Right Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (other than a bona fide purchaser for value who has no knowledge that the transferor was an Acquiring Person or an Associate or Affiliate of an Acquiring Person) or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other
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Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.

         Section 5. Countersignature and Registration.

                  (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal, attested by the Secretary, the Treasurer or any Assistant Secretary or Assistant Treasurer of the Company, or shall bear a facsimile thereof. The Right Certificates shall not be valid for any purpose unless countersigned by the Rights Agent. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Separation Date, the Rights Agent will keep or cause to be kept, at its office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued or to be issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                  (a) Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the close of business on the Separation Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration
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Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Series A Shares (or, following a Section 11(a)(ii) Event or Section 13(a) Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Separation Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth (1/100) of a Series A Share as to which the Rights are exercised, at or prior to the close of business on the earlier of (i) November 1, 2008 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").
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                  (b) The Purchase Price for each one one-hundredth (1/100) of a
Series A Share pursuant to the exercise of a Right shall initially be forty-five Dollars ($45.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Series A Shares (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) either (A) requisition from any transfer agent of the Series A Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Series A Shares (or fractions thereof) to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the Series A Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredth (1/100) of a Series A Share as are to be purchased (in which case certificates for the Series A Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) or assets pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities or assets are available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns subject to the provisions of
Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or of any such Associate or

Affiliate) who becomes a transferee after the Acquiring Person becomes such (other than a bona fide purchaser for value who has no knowledge that the transferor was an Acquiring Person or an Associate or Affiliate of an Acquiring Person) or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Series A Shares;
Registration.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series A Shares the number of Series A Shares that will be sufficient to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preference stock (other than Series A Shares), any such Common Shares or any shares of preference stock (other than the Series A Shares) to permit exercise of outstanding Rights.

                  (b) If the Series A Shares issuable upon the exercise of Rights are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) If then required by applicable law, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or as soon as is required by law following the Separation Date, as the case may be, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series A Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares

(subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (e) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Series A Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Series A Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Series A Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Series A Shares Record Date. Each person in whose name any certificate for Series A Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series A Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled (in such holder's capacity as such) to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote any shares, to receive dividends or other distributions with respect to any shares or to exercise any preemptive rights with respect to any shares, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Series A Shares payable in Series A Shares, (B) subdivide the outstanding Series A Shares, (C) combine the outstanding Series A Shares into a smaller number of Series A Shares or (D) issue any shares of its capital stock in a reclassification of the Series A Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Series A Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

                           (ii) In the event that:

                                    (A) any Acquiring Person or any Affiliate or
         Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged, (2) shall, in one or more transactions, transfer any assets to the Company or to any of its Subsidiaries (including, in the case of Subsidiaries, by way of a merger or consolidation of any such Subsidiary) in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of assets (in one or more transactions), to, from, with or of, as the case may be, the Company or any of its Subsidiaries (including, in the case of Subsidiaries, by way of a merger or consolidation of any Subsidiary), on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, (4) shall receive any compensation from the

         Company or any of its Subsidiaries other than compensation for full time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder and except if resulting from a requirement of law or governmental regulation), of any loans, assumptions of loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantage, provided by the Company or any of its Subsidiaries;

                                    (B) any Person (other than the Company, any
         Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of thirty percent (30%) or more of the Common Shares then outstanding, other than (i) pursuant to any transaction set forth in Section 13(a) hereof or (ii) solely by reason of (x) being the Beneficial Owner of Common Shares, the beneficial ownership of which was acquired by such Person (and the Affiliates and Associates of such Person) pursuant to any action or transaction, or series of related actions or transactions, approved by the Board, upon the affirmative vote of a majority of the Independent Directors, or (y) a reduction in the number of issued and outstanding Common Shares pursuant to a transaction or series of related transactions approved by the Board, upon the affirmative vote of a majority of the Independent Directors; provided, however, that in the event that a Person, together with its Affiliates and Associates, shall not be deemed to have become the Beneficial Owner of thirty percent (30%) or more of the Common Shares then outstanding for the purposes of this Section 11(a)(ii)(B) by reason of clause (x) or (y) of this Section 11(a)(ii)(B)(ii) such Person nonetheless shall be deemed to have become the Beneficial Owner of thirty percent (30%) or more of the Common Shares then outstanding in the event that such Person, together with all Affiliates and Associates of such Person, thereafter acquires Beneficial Ownership of any additional Common Shares (unless the acquisition of such Beneficial Ownership would not result in such Person becoming the Beneficial Owner of such thirty percent (30%) or more by reason of clause (x) or (y) of this Section 11(a)(ii)(B)(ii) without regard to this proviso) and thereafter such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of thirty percent (30%) or more of the Common Shares then outstanding; or

                                    (C) during such time as there is an
         Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its

         Subsidiaries, other than a transaction to which Section 13(a) hereof applies (whether or not with or into or otherwise involving an Acquiring Person), that has the effect, directly or indirectly, of increasing by more than one percent (1%) the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries, that are directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person;

then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Series A Shares, and subject to the provisions of Section 11(a)(iii) hereof, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredth (1/100) of a Series A Share for which a Right was exercisable immediately prior to the first occurrence of an event set forth in Section 11(a)(ii)(A), (B) or (C) above, and dividing that product (which, following such first occurrence, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by
(y) fifty percent (50%) of the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof), but not less than the par value thereof, on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                           (iii) In the event that (x) the total of the Common
Shares that are issued but not outstanding and authorized but unissued (excluding Common Shares reserved for issuance pursuant to the specific terms of any indenture, option plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, or
(y) the total number of Common Shares available for exercise of the Rights in accordance with Section 11(a)(ii) hereof is sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof, but the Board determines that the exercise of the Rights in accordance with Section 11(a)(ii) hereof will not afford adequate protection to the shareholders of the Company and that shareholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed to which the Company is a party or to comply with applicable law, then the Board shall: (A) determine the excess of (1) the value, based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof), of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price), any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board): (1) a reduction in the Purchase Price, (2) Common Shares and/or other equity securities of the Company (including, without limitation, shares or units of shares of any series of preference stock that the Board, upon approval by a majority of the Independent Directors, has deemed to have the same value of Common Stock (such shares or units of share of preference stock hereinafter referred to as "Common Share equivalents")) and/or (3) debt securities of the Company and/or cash and other assets; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which securities and/or cash in the aggregate are equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action needs to be taken pursuant to the first and/or second sentences of this
Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the date of the first occurrence of a Triggering Event.

         The provisions of this Section 11(a)(iii) shall apply only to Common Shares of the Company and shall not apply to the securities of any other Person.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Shares entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Series A Shares (or shares having the same rights, privileges and preferences as the Series A Shares ("equivalent preference shares")) or securities convertible into Series A Shares or equivalent preference shares at a price per Series A Share or equivalent preference share (or having a conversion price per share, if a security convertible into Series A Shares or equivalent preference shares) less than the current per share market price of the Series A Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series A Shares outstanding on such record date plus the number of Series A Shares that the aggregate offering price of the total number of Series A Shares and/or equivalent preference shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Series A Shares outstanding on such record date plus the number of additional Series A Shares and/or equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the holders of the Rights. Series A Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the distribution to all holders of the Series A Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of any debt securities, cash or assets (other than a regular quarterly cash dividend or a dividend payable in Series A Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Series A Shares (as determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights) of the portion of the assets or debt securities so to be distributed or of such subscription rights or warrants applicable to one Series A Share and the denominator of which shall be such current per share market price of the Series A Shares (as determined pursuant to Section 11(d) hereof). Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d) (i) For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the lesser of the average of the daily closing prices per Common Share for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of twenty
(20) Trading Days after the ex-dividend date for such dividend or distribution, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Common Shares are then listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The NASDAQ Stock Market ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. The term "Trading Day" shall mean a day on which the principal national securities exchange or NASDAQ on which the Common Shares are listed or traded or are admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or NASDAQ, a Business Day.

                           (ii) For the purpose of any computation hereunder,
the "current per share market price" of the Series A Shares shall be determined in the same manner as set forth for Common Shares in clause (i) of this Section 11(d). If the current per share market price of the Series A Shares cannot be determined in the manner provided above, the "current per share market price" of the Series A Shares shall be conclusively deemed to be the current per share market price of the Common Shares (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Series A Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest one one-hundredth (1/100) of a

Common Share or other share or one one-thousandth (1/100) of a Series A Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment provided for in this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that requires such adjustment or (ii) the Final Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any property, other securities (other than shares of capital stock of the Company) or shares of capital stock of the Company other than Series A Shares, thereafter the amount of such property, other securities (other than shares of capital stock of the Company) and the number of such other shares of capital stock so receivable upon exercise of any Right (as well as any consideration to be paid therefor) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Shares (and the Purchase Price) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Series A Shares shall apply on like terms to any such property, other securities and other shares of capital stock.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Series A Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth (1/100) of a Series A Share (calculated to the nearest one one ten- thousandth (1/10000) of a Series A Share) obtained by (i) multiplying (x) the number of one one-hundredth (1/100) of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Series A Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth (1/100) of a Series A Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one one ten-thousandth (1/10000)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of Series A Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth (1/100) of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth (1/100) of the then stated value, if any, of the Series A Shares issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series A Shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Series A Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series A Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Series A Shares, (ii) issuance wholly for cash of any of the Series A Shares at less than the current market price, (iii) issuance wholly for cash of Series A Shares or securities that by their terms are convertible into or exchangeable for Series A Shares, (iv) dividends on Series A Shares payable in Series A Shares or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Series A Shares shall not be taxable to such shareholders.

                  (n) The Company covenants and agrees that it shall not, and shall not permit any Subsidiary, at any time after the Separation Date, to (i) consolidate with, (ii) merge with or into or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than fifty (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (o) The Company covenants and agrees that, after the Separation Date, it will not, except as permitted by Section 23, Section 24,
Section 27 or Section 31 hereof, take (or permit any Subsidiary to take) any action that at the time it is reasonably foreseeable will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights; provided, however, that the issuance of additional Rights pursuant hereto, including by action of the Board under Section 22 hereof, shall not be deemed to violate this Section 11(o).

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated (whether before or after the Separation Date) with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. For purposes of this Section 11(p), any Common Shares issued after the Separation Date that were not issued together with a Right (pursuant to the Preamble hereto or by action of the Board pursuant to Section 22 hereof) shall not be counted as outstanding.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Series A Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Separation Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company) shall consolidate with, or merge with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in a single transaction or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, not subject to any rights of first refusal, redemption or repurchase, as shall be equal to the result obtained by
(1) multiplying the then current Purchase Price by the number of one one-hundredth (1/100) of a Series A Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13(a) Event (or, if any event set forth in Sections 11(a)(ii)(A), (B) or (C) hereof has occurred prior to the Section 13(a) Event, multiplying the number of such fractional shares for which a Right was exercisable immediately prior to the first occurrence of an event set forth in Sections 11(a)(ii)(A), (B) or (C) hereof by the Purchase Price immediately prior to such first occurrence), and dividing that product (which, following the Section 13(a)

Event, shall thereafter be referred to as the "Purchase Price" for all purposes of this Agreement) by (2) fifty percent (50%) of the current per share market price (determined pursuant to Section 11(d) hereof) per Common Share (or other securities or property as provided for herein) of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13(a) Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Sections 11(a)(ii) and 11(a)(iii) hereof shall thereafter be of no effect following the first occurrence of a Section 13(a) Event.

                  (b) "Principal Party" shall mean:

                           (i) in the case of any transaction described in
clause (x) or clause (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in
clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

                  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will:

                           (i) prepare and file a registration statement under
the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

                           (ii) deliver to holders of the Rights historical
financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

         Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights, except prior to the Separation Date as provided in Section 11(p) hereof, or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange, if any, on which the Rights are then listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date the Rights are not publicly held or so listed or traded, the current market value of a whole Right shall mean the fair value of a whole Right as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding on the holders of Rights.

                  (b) The Company shall not be required to issue fractions of Series A Shares (other than fractions that are integral multiples of one one-hundredth (1/100) of a Series A Share) upon exercise of the Rights or to distribute certificates that evidence fractional Series A Shares (other than fractions that are integral multiples of one one-hundredth (1/100) of a Series A Share). Fractions of Series A Shares in integral multiples of one one-hundredth (1/100) of a Series A Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Shares. In lieu of fractional Series A Shares that are not integral multiples of one one-hundredth (1/100) of a Series A Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Series A Share. For purposes of this Section 14(b), the current market value of a Series A Share shall be the closing price of a Series A Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right, by the acceptance of the Rights, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise set forth herein.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Separation Date, the registered holders of any certificate representing Common Shares); and any registered holder of any Right Certificate (or, prior to the Separation Date, of any other certificate representing Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Separation Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Separation Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                  (b) after the Separation Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with appropriate forms and certificates fully executed; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Separation Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

         Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series A Shares, or any other securities of the Company, that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                  (b) The Rights Agent shall be fully indemnified against, shall be protected from, and shall incur no liability or expense (including without limitation attorneys' fees and expenses) for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Series A Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, instruction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series A Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Series A Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Series A Shares by registered or certified mail. In such event, the Company shall give written notice of such resignation to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty
(30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Series A Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the

United States or of any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least one hundred million dollars ($100,000,000). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Series A Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board, issue Right Certificates in connection with the issuance or sale of Common Shares following the Separation Date.

         Section 23. Redemption.

                  (a) (i) The Board may, at its option, at any time prior to the earlier of (A) the close of business on the twentieth (20th) Business Day following any Shares Acquisition Date (or such later date as may be determined by the Board) or (B) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of One Cent ($0.01) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption hereunder (other than a Springing Right of Redemption, as defined below) but prior to any Triggering Event, each of the following shall have occurred and remain in effect: (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in a transaction, or series of transactions, that did not result in the occurrence of a Triggering Event, such that such Person is thereafter a Beneficial Owner of ten percent (10%) or less of the outstanding Common Shares;
(y) there are no other Persons, immediately following the occurrence of the event described in clause (x) above, who are Acquiring Persons; and (z) the transfer or other disposition described in clause (x) above was other than pursuant to a transaction, or series of transactions, that directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. The reinstated right of redemption referred to in the preceding sentence and the reinstated rights of redemption referred to in Sections 27 and 31 hereof is herein called the "Springing Right of Redemption." Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof at a time when the Rights are then redeemable hereunder.

                           (ii) In addition to the rights of redemption referred
to in Section 23(a)(i) hereof, following the occurrence of a Shares Acquisition Date but prior to a Section 13(a) Event or an event of the type specified in
Section 11(a)(ii)(A)(1) hereof, the Board may also redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any event of the type specified in Section 11(a)(ii)(A)(1) or Section 13(a) hereof not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person (other than as a holder of Common Shares being treated like other such holders generally).

                  (b) In the case of a redemption permitted under Section 23(a)(i) hereof, immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 23(a)(ii) hereof, evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten (10) business days following the giving of notice of such redemption to the holders of such Rights if no event set forth in Section 11(a)(ii) hereof shall have occurred, and, if such event shall have occurred, upon the later of ten (10) business days following the giving of such notice or the expiration of any period during which the Rights under Section 11(a)(ii) hereof may be exercised. Within ten (10) days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the Transfer Agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

         Section 24. Exchange.

                  (a) The Board may, at its option, at any time after the right of the Company to redeem the Rights has expired or terminated (although such right may be subject to restoration as a Springing Right of Redemption or pursuant to Section 23(a)(ii) hereof), exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary or the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.

                  (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give notice to the Rights Agent and public notice of any such exchange; provided, however, that failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Series A Shares for Common Shares at the rate of one one-hundredth (1/100) of a Series A Share for each Right.

                  (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Series A Shares (except as hereinafter provided) or fractional Common Shares, but if the exchange is for Series A Shares, the Company shall be obligated to issue fractional shares so long as any fraction of a Series A Share so to be issued is at least equal to one one-hundredth (1/100) of a Series A Share. In lieu of such fractional shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share. For the purposes of this Section 24(d), (i) the current market value of a whole Common Share shall be the per share market price determined as of the day immediately following the day of the public announcement by the Company that an exchange is to be effected pursuant to this Section 24 and (ii) the current market value of a Series A Share or fraction of a Series A Share shall be the current market value on such day of a Series A Share (or fraction of a Series A Share) as determined in accordance with Section 11(d)(ii) hereof.

         Section 25. Notice of Certain Events.

                  (a) In case the Company shall propose, at any time after the Separation Date, (i) to pay any dividend payable in stock of any class to the holders of Series A Shares or to make any other distribution to the holders of Series A Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Series A Shares rights or warrants to subscribe for or to purchase any additional Series A Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Series A Shares (other than a reclassification involving only the subdivision of outstanding Series A Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Series A Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Series A Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Series A Shares, whichever shall be the earlier.

                  (b) In case of the occurrence of a Section 11(a)(ii) Event, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Series A Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           AMPCO-PITTSBURGH CORPORATION
                           600 Grant Street, Suite 4600
                           Pittsburgh, PA 15219
                           Attn:  Chief Executive Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                           Four Station Square, Suite 301
                           Commerce Court
                           Pittsburgh, PA 15219
                           Attention: Administration Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         Section 27. Supplements and Amendments. Prior to the Separation Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares unless such approval is required by
Section 29(b) hereof, except for a supplement or amendment that would reduce the Redemption Price, accelerate the Final Expiration Date, increase the Purchase Price, or change the number of fractional Series A Shares for which a Right is then exercisable or this first sentence of this Section 27. From and after the Separation Date (and at any time after the occurrence of a Shares Acquisition Date subsequent to the occurrence of a Springing Right of Redemption), the Company and the Rights Agent shall, if the Company shall so direct, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to extend the period of redemption provided in Section 23 hereof (which amendment shall set forth a date after which the Rights are no longer redeemable ("Extension Date") unless the Rights are further amended prior to the Extension Date to further extend the time during that the Rights are redeemable, and which amendment may provide for the termination of the right of redemption prior to any Extension Date) or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided further, that this Agreement may not be supplemented or amended in any way after the period for redemption of the Rights pursuant to Section 23 hereof shall have expired unless there shall thereafter arise and be in effect a Springing Right of Redemption. Upon the delivery of a certificate from an appropriate officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Separation Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors.

                  (a) For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time and any determination of the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the Rules as in effect as of the date hereof. Subject to the provisions of paragraph (b) of this Section 29, the Board (where specifically provided for, with the concurrence of the Independent Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company (where specifically provided for, with the concurrence of the Independent Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) that are done or made by the Board (where specifically provided for, with the concurrence of the Independent Directors), in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties and (ii) not subject the Board or the Independent Directors to any liability to the holders of the Right Certificates.

                  (b) Notwithstanding anything in this Agreement to the contrary, any actions by the Board pursuant to Section 11(a)(iii), Section 23(a), Section 24, Section 27 or Section 31 hereof, and any determinations concerning the occurrence of any Triggering Event, shall require the concurrence of such number of Independent Directors as shall constitute a majority of the Independent Directors then in office; provided, however, that any such action approved by the Board without such required concurrence of Independent Directors (whether or not there shall then be Independent Directors in office) shall nevertheless be, and be deemed to be, duly approved if such action is approved (at a meeting of shareholders duly called and held upon at least thirty (30) days prior written notice to the shareholders) by the affirmative votes of two-thirds (2/3) of all outstanding Common Shares, including the affirmative votes of the holders of at least two-thirds (2/3) of all outstanding Common Shares held as of the record date for such meeting by persons other than an Acquiring Person or any Affiliate or Associate of such Acquiring Person.

                  (c) The Board may at any time and from time to time (and upon the occurrence of a Triggering Event shall forthwith) establish and set aside one or more funds (in such amount or amounts, as the Board shall deem necessary or desirable), whether in trust, escrow or other segregated accounts (regardless of whether any such fund is combined for administrative purposes with any other fund or funds established by the Company, for the purpose of assuring that adequate resources are available to the Independent Directors to enable them to carry out their prescribed functions, and to maintain their authority and powers, under this Agreement, or to fulfill their fiduciary obligations to the shareholders of the Company. Without limiting the generality of the statement of purposes contained in the next preceding sentence, the fund or funds so established shall, on demand of a majority of the Independent Directors, be made available to the Independent Directors for the purposes of (i) seeking affirmatively to establish, or to defend, the validity of this Agreement, including, without limitation, this Section 29, and (ii) seeking affirmatively to establish, or to defend, the validity and/or propriety of any action taken (or omitted to be taken) by the Independent Directors pursuant to this Agreement, the Company's Articles of Incorporation (the "Articles") or the Company's Bylaws (the "Bylaws"). The establishment by the Board, and utilization by Independent Directors, of any fund or funds established pursuant to this
Section 29(c) shall be separate and apart from, and shall not detract from, diminish or otherwise affect adversely, any rights or protection afforded, conferred or given to the Company's Directors (including the Independent Directors) pursuant to the Articles and/or the Bylaws.

         Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the

Separation Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Separation Date, the Common Shares).

         Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth (10th) day following the date of such determination by the Board.

         Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth; and any provision of this Agreement and each such Right Certificate relating to the internal corporate governance or other affairs of the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         Section 33. Consequential Damages. Neither party to this Agreement shall be liable to the other party or any other Person for consequential damages.

         Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    AMPCO-PITTSBURGH CORPORATION

                                    By: /s/ Robert A. Paul
                                    ----------------------
                                    Name:  Robert A. Paul
                                    Title: President and Chief Executive Officer


                                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                    By: /s/ Kathleen Kennelly
                                    -------------------------
                                    Name:  Kathleen Kennelly
                                    Title: Vice President

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                       STATEMENT WITH RESPECT TO SERIES A
                                PREFERENCE STOCK

                                       of

                          AMPCO-PITTSBURGH CORPORATION

            Pursuant to Section 1522 of the Business Corporation Law
                       of the Commonwealth of Pennsylvania

         In compliance with the requirements of Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania AMPCO-PITTSBURGH CORPORATION hereby certifies under the corporate seal that:

         1. The name of the corporation is Ampco-Pittsburgh Corporation (the "Company").

         2. Pursuant to the authority conferred upon the Board of Directors of the Company by the Company's Restated Articles of Incorporation, as amended, the Board of Directors on November 1, 1988 created a series of one hundred and fifty thousand (150,000) shares of Preference Stock designated as Series A Preference Stock, of which no shares have been issued.

         3. Pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation and the Business Corporation Law, the Board of Directors on September 28, 1998 adopted the following resolutions amending the Series A Preference Stock:

         RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Company's Restated Articles of Incorporation, as amended (the "Articles"), the designated amount of the Series A Preference Stock created by the Board of Directors on November 1, 1988, and the relative rights and preferences of such series, are hereby amended effective as of 5:00 PM, Pittsburgh, Pennsylvania time, on November 2, 1998, to read in their entirety as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preference Stock" (the "Series A Preference Stock") and the number of shares constituting such series shall be one hundred and fifty thousand (150,000).

         Section 2. Dividends and Distributions.

                  A. Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series A Preference Stock with respect to dividends, the holders of shares of Series A Preference Stock, in preference to the holders of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $9.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preference Stock. In the event the Company shall at any time after November 2, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
         (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series A Preference Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  B. The Company shall declare a dividend or distribution on the Series A Preference Stock as provided in paragraph A of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $9.00 per share on the Series A Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date;

         and provided further that nothing contained in this paragraph B shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Articles.

                  C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preference Stock entitled to receive payment of a dividend or distribution declared thereon.

         Section 3. Voting Rights. The holders of Series A Preference Stock shall have only such voting rights as are required by law or as are provided in the Articles (including this Statement with respect to Series A Preference Stock).

         Section 4. Certain Restrictions.

                  A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preference Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preference Stock outstanding shall have been paid in full, the Company shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (as to dividends) to the Series A Preference Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Preference Stock, except dividends paid ratably on the Series A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (as to dividends) to the Series A Preference Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stocks of the Company, ranking junior (as to dividends) to the Series A Preference Stock; and

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Preference Stock, or any shares of stock ranking on a parity (as to dividends) with the Series A Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  B. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph A of this
         Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Redemption. The Series A Preference Stock is not redeemable.

         Section 6. Reacquired Shares. Any shares of Series A Preference Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preference Stock and may be reissued as part of such series or may be changed into shares of another series of preference stock to be created by resolution or resolutions of the Board of Directors.

         Section 7. Liquidation, Dissolution or Winding Up.

                  A. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series A Preference Stock unless, prior thereto, the holders of shares of Series A Preference Stock shall have received $45.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preference Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preference Stock and Common Stock, respectively, holders of Series A Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preference Stock and Common Stock, on a per share basis, respectively.

                  B. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series A Preference Stock, then all such available assets shall be distributed ratably to the holders of the Series A Preference Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Common Stock.

                  C. In the event the Company shall at any time after November 2, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and, the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and, the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 9. Fractional Shares. The Company may issue fractions and certificates representing fractions of a share of Series A Preference Stock in integral multiples of one one-hundredth (1/100) of a share of Series A Preference Stock, or in lieu thereof, at the election of the Board of Directors of the Company at the time of the first issue of any shares of Series A Preference Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preference Stock. In the event that fractional shares of Series A Preference Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series A Preference Stock in the proportion which such fraction bears to a full share.

         Section 10. Amendment. The Articles shall not be amended in any manner, which would materially alter or change the powers, preferences or special rights of the Series A Preference Stock so as to affect them adversely, without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preference Stock, voting together as a single class.

         4. Said resolution was duly adopted at a meeting of the Board of Directors of the Company duly called and held on September 28, 1998, at which meeting a quorum was present and acting throughout.

         IN TESTIMONY WHEREOF, Ampco-Pittsburgh Corporation has caused this Statement to be signed under its corporate seal by its President and Secretary this ___ day of ________________.

                                            Ampco-Pittsburgh Corporation


                                            By: _____________________________
                                                         President
ATTEST:


- ----------------------------
Secretary


Approved and filed in the Department of State on the ____ day of ______________.



                                            ------------------------------
                                            Secretary of the Commonwealth

                                                                       EXHIBIT B

                           [Form of Right Certificate]


                       Certificate No. R-__________ Rights


NOT EXERCISABLE AFTER NOVEMBER 1, 2008 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT (AS HEREINAFTER DEFINED)) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE AGREEMENT.]1/


                                Right Certificate

                          AMPCO-PITTSBURGH CORPORATION


         This certifies that                            , or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 28, 1998 (the "Rights Agreement"), between AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey corporation, (the "Rights Agent"), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the close of business (5:00 PM Pittsburgh, Pennsylvania time) on November 1, 2008 at the office or offices of the Rights Agent designated for such purpose, or its

- --------------------
1/ The portion of the legend in brackets shall be inserted if applicable and shall replace the preceding sentence.

successors as Rights Agent, one one-hundredth (1/100) of a fully paid, nonassessable share of Series A Preference Stock, without par value ("Series A Share") of the Company, at a purchase price of Forty-five Dollars ($45.00) per one one-hundredth (1/100) of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of rights evidenced by this Right Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of September 28, 1998 based on the Series A Shares as constituted at such date.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(b) a transferee of any such Acquiring Person, Associate or Affiliate (other than a bona fide purchaser for value who has no knowledge that the transferor was an Acquiring Person or an Associate or Affiliate of an Acquiring Person) or
(c) under certain circumstances specified in the Rights Agreement, a transferee of a person or entity who, after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such rights from and after the occurrence of any such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Series A Shares or other securities or other property that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         The Board may, at its option, at any time after the right of the Company to redeem the Rights has expired or terminated (with certain exceptions) exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and Affiliates and Associates of the Acquiring Person) for Common Shares (as such term is defined in the Rights Agreement) at an exchange ratio of one Common Share per Right, as adjusted. Immediately upon the action of the Board ordering an exchange of the Rights, the Rights affected by such order will no longer be exercisable and thereafter the only right of the holders of such Rights will be to receive the Common Shares issuable by the Company in exchange for such Rights.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights for not more than ninety

(90) days at the election of the Company and under certain circumstances specified in such Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series A Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If the Rights evidenced by this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed at a redemption price of One Cent ($0.01) per Right at any time prior to the close of business twenty (20) Business Days (as such term in defined in the Rights Agreement) after the Shares Acquisition Date (as such term is defined in the Rights Agreement) unless the period for redemption is extended as permitted in the Rights Agreement. Thereafter, the Board of Directors of the Company ("Board") may only redeem the Rights in certain specified circumstances including in connection with certain events not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person. In addition, the Company's right of redemption may be reinstated if, among other things, an Acquiring Person reduces his beneficial ownership to ten percent (10%) or less of the outstanding Common Shares of the Company in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable, except where the redemption is made in connection with an event not involving an Acquiring Person or Affiliate or Associate of an Acquiring Person (in which circumstance the effective time of the redemption may be deferred); and, in general, thereafter the only right of the holders of the Rights evidenced hereby will be to receive the Redemption Price.

         The terms of the Rights evidenced by this Certificate may be supplemented or amended without the approval of any holder of the Rights (or the Common Shares) as set forth in the Rights Agreement.

         No fractional Series A Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth (1/100) of a Series A Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series A Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company.


Dated:  ______________

                                         AMPCO-PITTSBURGH CORPORATION


                                         By:
                                            Name:
                                            Title:

                                         Attest:
                                                Name:
                                                Title:

                                                (Corporate Seal)

Countersigned

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
as Rights Agent


By___________________

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto ___________________________________________________
______________________________________________________________________________
                  (Please print name and address of Transferee) ____________________________________________________________ this Right
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _________________


                                                       -------------------------
                                                       Signature

Signature Guaranteed:

                                   Certificate


         The undersigned hereby certifies by checking the appropriate boxes that:

         (i) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (ii) to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  _____________                                ___________________________
                                                     Signature


                                     NOTICE


         The signature(s) to the foregoing Assignment and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


To: AMPCO-PITTSBURGH CORPORATION


         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Series A Shares (or fractions thereof) issuable upon the exercise of such Rights (or such other securities of the Company or of any other entity that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:        ______________________________

__________________________________________________________________
                  (Please print name and address)
__________________________________________________________________
__________________________________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:        ______________________________

__________________________________________________________________
                  (Please print name and address)
__________________________________________________________________
__________________________________________________________________

Dated:  __________________


                                                       -------------------------
                                                       Signature

Signature Guaranteed:


                                   Certificate


         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2) to the best knowledge of the undersigned, it [ ] did [ ] not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ________________

                                                       -------------------------
                                                       Signature

                                     NOTICE


         The signature(s) to the foregoing Election to Purchase and Certificate must correspond to the name(s) as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          AMPCO-PITTSBURGH CORPORATION

             Summary of Rights to Purchase Series A Preference Stock

         On September 28, 1998, the Board of Directors of Ampco-Pittsburgh Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $1.00 per share (a "Common Share"), of the Company to shareholders of record at the close of business on November 2, 1998 (the "Record Date"). Except as set forth below, each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Preference Stock, without par value ("Series A Shares"), at a price of $45.00 (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         Initially, no separate Right Certificates will be distributed. Until the earlier to occur of (a) twenty (20) business days (or such later date as may be determined by the Board) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as such term is defined below) or (b) twenty (20) business days following the commencement of a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of twenty percent (20%) or more of such outstanding Common Shares (the earlier of such dates being called the "Separation Date"), the Rights will be evidenced, with respect to any Common Shares outstanding as of the Record Date, by the certificates representing such Common Shares. The Rights Agreement provides that, until the Separation Date, the Rights will be transferred with, and only with, Common Share certificates. From as soon as practicable after the Record Date and until the Separation Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Separation Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Date and there, such separate Right Certificates alone will evidence the Rights.

         "Acquiring Person" is defined in the Rights Agreement as any person who, together with all affiliates and associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any wholly owned subsidiary of the Company, (iii) any employee benefit plan of the Company or any subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v)

Louis Berkman ("LB"), The Louis Berkman Company, an Ohio corporation ("LB Co."), or any affiliate or associate of LB or LB Co. (but only to the extent that LB, LB Co. and their affiliates and associates beneficially own less than thirty percent (30%) of the Common Shares of the Company) or (vi) any person, together with affiliates and associates of such person who or which would be an Acquiring Person solely by reason of (A) being the beneficial owner of Common Shares, the beneficial ownership of which was acquired by such person (and the affiliates and associates of such person) pursuant to any action or transaction approved by the Board, upon the affirmative vote of a majority of the Independent Directors (as defined below), prior to the Separation Date or (B) a reduction in the number of issued and outstanding Common Shares pursuant to a transaction approved by the Board, upon the affirmative vote of a majority of the Independent Directors; provided, however, that in the event that such person described in this clause (vi) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (vi), such person nonetheless shall become an Acquiring Person in the event that such person, together with all affiliates and associates of such person, thereafter acquires beneficial ownership of any additional Common Shares (unless the acquisition of such beneficial ownership would not result in such person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (vi) without regard to this proviso) and thereafter such person, together with all affiliates and associates of such person, shall be the beneficial owner of twenty percent (20%) or more of the Common Shares then outstanding.

         The Rights are not exercisable until the Separation Date and will expire on November 1, 2008, unless earlier redeemed by the Company as described below.

         In the event that, at any time following the Separation Date, (a) the Company is the surviving corporation in a merger with an Acquiring Person and the Company's Common Shares are not changed or exchanged, (b) a person (other than the Company and its Affiliates) becomes the beneficial owner of thirty percent (30%) or more of the then outstanding Common Shares, (other than as a result of (i) a transaction approved by the Board, upon the affirmative vote of a majority of the Independent Directors, or (ii) a reduction in the number of issued and outstanding Common Shares pursuant to a transaction approved by the Board, upon the affirmative vote of a majority of the Independent Directors),
(c) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (d) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than one percent (e.g., a reverse stock split), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter be entitled to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.

         In the event that, at any time following the first date of public announcement by the Company or an Acquiring Person indicating that an Acquiring Person has become such (the "Shares Acquisition Date"), (a) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (b) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged or (c) fifty percent (50%) or more of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price, common shares of the acquiring company having a value equal to two times the Purchase Price.

         Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the fifth and sixth paragraphs of this Summary, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void. The Rights Agreement contains provisions intended to prevent the utilization of voting trusts or similar arrangements that could have the effect of rendering ineffective or circumventing the beneficial ownership rules set forth in the Rights Agreement.

         The Purchase Price payable, and the number of Series A Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (a) in the event of a dividend of Series A Shares on, or a subdivision, combination or reclassification of, the Series A Shares, (b) upon the grant to holders of the Series A Shares of certain rights or warrants to subscribe for Series A Shares or securities convertible into Series A Shares at less than the current market price of the Series A Shares or (c) upon the distribution to holders of the Series A Shares of debt securities or assets (excluding regular quarterly cash dividends and dividends payable in Series A Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares that are not integral multiples of one one-hundredth (1/100) of a Series A Share will be issued and, in lieu thereof, an adjustment in cash will be made based on the closing price of the Series A Shares on the last trading date prior to the date of exercise.

         At any time after the date of the Rights Agreement until twenty (20) Business Days (a period that can be extended) following the Shares Acquisition Date, the Board of Directors of the Company (the "Board"), with the concurrence of a majority of the Independent Directors or shareholders holding at least 662/3% of the outstanding Common Shares (as well as the affirmative vote of 662/3% of all outstanding Common Shares owned by persons other than an Acquiring Person), may
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                                                                             C-4

redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the "Redemption Price"). Thereafter, the Board may only redeem the Rights in certain specified circumstances, including in connection with certain events not involving an Acquiring Person or an affiliate or associate of an Acquiring Person. In addition, the Company's right of redemption may be reinstated if (a) an Acquiring Person reduces its beneficial ownership to ten percent (10%) or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company and (b) there is at such time no other Acquiring Person. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will no longer be exercisable, except upon the occurrence of certain events that have the effect of deferring the effective time of the redemption. In general, thereafter the only right of the holders of Rights will be to receive the Redemption Price.

         As used in the Rights Agreement, the term "Independent Directors" means
(i) those members of the Board who are not officers or employees of the Company or of any Subsidiary of the Company and who are not Acquiring Persons or their affiliates, associates, nominees or representatives, and who were members of the Board prior to the time any person became an Acquiring Person and (ii) any successor to a member of the Board who was a member of the Board prior to the time any person become an Acquiring Person, but only if such successor (x) is not a an officer or employee of Company or any Subsidiary of the Company and is not an Acquiring Person or an affiliate or an associate of an Acquiring Person or a nominee or representative of an Acquiring Person or any such affiliate or associate and (y) was recommended for election or elected to succeed such member of the Board by a majority of the Independent Directors then on the Board.

         The Board may, at its option, at any time after the right of the Board to redeem the Rights has expired or terminated (with certain exceptions), exchange all or part of the then outstanding and exercisable Rights (other than those held by the Acquiring Person and affiliates and associates of the Acquiring Person) for Common Shares at a ratio of one Common Share per Right, as adjusted; provided, however, that such Right cannot be exercised once a person, together with such person's affiliates and associates, becomes the owner of fifty percent (50%) or more of the outstanding Common Shares. If the Board authorizes such an exchange, the Rights will immediately cease to be exercisable.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common shares of the Acquiring Person as set forth above.
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                                                                             C-5

         Other than those provisions relating to the principal economic terms of the Rights or imposing limitations on the right to amend the Agreement, any of the provisions of the Rights Agreement may be amended by the Board, with the concurrence of a majority of the Independent Directors or approval of the shareholders of the Company holding at least 66-2/3% of the outstanding Common Shares (as well as the affirmative vote of 66-2/3% of all outstanding Common Shares owned by persons other than an Acquiring Person); provided, however, that
(a) such amendment after the Separation Date will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) and (b) no amendment shall be made at such time as the Rights are no longer redeemable (except for the possibility of the right of redemption being reinstated as described above).

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.